Exhibit 99.1
VERIDIEN REPORTS SALES FOR THE FIRST NINE MONTHS OF 2007 OF $1,609,191 VERSUS $881,694 FOR SAME PERIOD 2006
2007 FULL YEAR SALES PROJECTED TO BE IN EXCESS OF $2,500,000 VERSUS 2006 SALES OF $1,850,066
LARGO, Fla.—(BUSINESS WIRE)—November 14, 2007—Veridien Corporation (OTCBB: VRDE) reported Sales for the first nine months of 2007 of $1,609,191 an increase of $727,497 or 83% over 2006 sales for the same period of $881,694. Third Quarter 2007 Sales were $341,560.
Veridien is projecting sales for the fiscal year 2007 of over $2,500,000; the highest sales level in the company’s history. This projection is based on (i) nine month sales as reported to date; (ii) purchase orders in hand of approximately $645,000; (iii) anticipated orders in late/final stages of negotiations; and (iv) recurring orders from existing customers.
Sheldon Fenton, President & CEO of Veridien said, “Over fiscal 2007 we have methodically built on our past successes and by year end we expect that our sales will be in excess of $2,500,000, the highest level in our company’s history.”
Full financial results for the quarter, as filed by Veridien today, are available at www.sec.gov.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Forward-looking statements in this press release (identifiable by such words as “believes”, “expects”, “beginning”, “intended”, “planned”) are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, market acceptance of, and demand for, the Company’s products, manufacturing, development and distributor issues, product pricing, competition, funding availability, technological changes and other risks not identified herein. The Company disclaims any intent or obligation to update any forward-looking statements.
About Veridien Corporation
For more information about Veridien Corporation and its investments in future technology, please visit: www.veridien.com and www.mycosol.com.
Contacts
Veridien Corporation, Largo
Cheryl Ballou
727-576-1600 x202